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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353 and 333-79639 of Investors Financial Services Corp. (the "Company") on Form S-8 and in Registration Statement No. 333-76885 of the Company on Form S-3 of our report dated January 25, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000 and to the references to us under the headings "Experts" in the Prospectus, which are part of the Registration Statements.

We also consent to the incorporation by reference in Registration Statement Nos. 333-3440, 333-43353 and 333-79639 of the Company on Form S-8 and in Registration Statement No. 333-76885 of the Company on Form S-3 of our report on management's assertion that Investors Bank & Trust Company maintained effective internal control over financial reporting, including safeguarding of assets, dated January 25, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP
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February 1, 2001
Boston, Massachusetts